EXHIBIT 10.2

GERON CORPORATION

2011 INCENTIVE AWARD PLAN

NON-EMPLOYEE DIRECTOR STOCK OPTION AGREEMENT

RECITALS

A.                                    The Board of Directors of Geron Corporation (the “Company”) has adopted the Geron Corporation 2011 Incentive Award Plan (the “Plan”) for the purpose of attracting and retaining the services of selected key employees (including officers and directors), non-employee members of the Board of Directors and consultants who contribute to the financial success of the Company or its Parent or Subsidiary corporations.

B.                                    Optionee is an individual who is to render valuable services to the Company or its Parent or Subsidiary corporations, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s grant of a stock option to Optionee.

NOW, THEREFORE, it is hereby agreed as follows:

1.                                      Grant of Option.  Subject to and upon the terms and conditions set forth in this Stock Option Agreement (this “Agreement”), the Company hereby grants to Optionee, as of the grant date (the “Grant Date”) specified in the accompanying Notice of Grant of Stock Option (the “Grant Notice”), a stock option (the “Option”) to purchase up to that number of shares of the Company’s Common Stock (the “Option Shares”) as is specified in the Grant Notice.  Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Plan.  The Option Shares shall be purchasable from time to time during the option term at the option price per share (the “Option Price”) specified in the Grant Notice.

2.                                      Option Term.  This Option shall have a maximum term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the expiration date (the “Expiration Date”) specified in the Grant Notice, unless sooner terminated in accordance with Paragraph 5 or Paragraph 6 hereof.

3.                                      Limited Transferability.  This Option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee.  However, if this Option is designated a Non-Statutory Option in the Grant Notice, then this Option may also be assigned in accordance with the terms of a qualified domestic relations order. If so assigned, the assigned Option shall be exercisable only by the person or persons who acquire a proprietary interest in the Option pursuant to such qualified domestic relations order.  The terms applicable to the assigned Option (or portion thereof) shall be the same as those in effect for this Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

4.                                      Dates of Exercise. This Option shall become exercisable for the Option Shares specified in the Grant Notice in one or more installments as is specified in the Grant Notice. As the Option becomes exercisable in one or more installments, the installments shall accumulate and the Option shall remain exercisable for such installments until the Expiration Date or if sooner the termination of the Option term under Paragraph 5 or Paragraph 6 of this Agreement.

5.                                      Accelerated Termination of Option Term.  The Option term specified in Paragraph 2 shall terminate (and this Option shall cease to be exercisable) prior to the Expiration Date should any of the following provisions become applicable:

(i)                                     Termination of Service.  If the Optionee experiences a Termination of Service other than by reason of the Optionee’s total and permanent disability (as defined in Section 22(e)(3) of the Code) or death, this Option shall remain exercisable for thirty-six (36) months following the Optionee’s termination (but in no event later than the expiration of the term of such Option as set forth in this Agreement).  If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of this Option immediately cease to be issuable under this Option.  If and to the extent, after termination, the Optionee does not exercise his or her Option within the time period specified herein, this Option shall terminate.

(ii)                                  Disability of Optionee.  If an Optionee experiences a Termination of Service as a result of the Optionee’s total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may exercise his or her Option within thirty-six (36) months following the Optionee’s termination (but in no event later than the expiration of the term of such Option as set forth in this Agreement) and such Option shall be exercisable during such period for the number of Shares subject to this Option with respect to which the right to exercise was (i) already accrued as of the Optionee’s termination and (ii) would have accrued had the Optionee remained an Eligible Individual continuously for thirty-six (36) months (or such lesser period of time as is determined by the Board) after the date of Optionee’s termination.  If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of this Option (determined after taking into account the accelerated exercisability provided for in this Section 5(ii)) shall immediately cease to be issuable under this Option.  If, and to the extent, after termination, the Optionee does not exercise his or her Option within the time specified herein, this Option shall terminate.

(iii)                               Death of Optionee.  If an Optionee dies while an Eligible Individual, this Option may be exercised within thirty-six (36) months following the Optionee’s termination by the Optionee’s estate or by a person who acquires the right to exercise this Option by bequest or inheritance (but in no event later than the expiration of the term of such Option as set forth in this Agreement) and such Option shall be exercisable during such period for the number of Shares subject to this Option with respect to which the right to exercise was (i) already accrued as of the Optionee’s termination and (ii) would have accrued had the Optionee remained an Eligible Individual continuously for thirty-six (36) months (or such lesser period of time as is determined by the Board) after the date of Optionee’s termination.  If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of this Option (determined after taking into account the accelerated exercisability provided for in this Section 5(iii)) shall immediately cease to be issuable under this Option.  The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise this Option under the Optionee’s will or the laws of descent or distribution.  If, and to the extent, this Option is not so exercised within the time specified herein, this Option shall terminate.

If an Optionee dies within three (3) months after he or she experiences a Termination of Service (other than as a result of the Optionee’s disability), the Option may be exercised within six (6) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in this Agreement), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent the right to exercise such Option had accrued as of the date of death.

(iv)                              Regulatory Extension.  If the exercise of this Option following the Optionee’s Termination of Service (other than upon the Optionee’s death or Disability) would be prohibited at any time because the issuance of shares would violate the registration requirements under the Securities Act or because the sale of Shares on or after exercise would be inconsistent with the terms of the Company’s insider trading policy, then this Option shall terminate on the earlier of (i) the expiration of the term of this Option set forth in Paragraph 2 hereof or (ii) the expiration of a period of three (3) months after the Optionee’s Termination of Service during which the exercise of this Option would not be in violation of such registration requirements or inconsistent with such insider trading policy, as applicable.

6.                                      Special Termination of Option.

A.                                    If the Company undergoes a Change in Control, then this Option, to the extent not previously exercised, shall automatically accelerate so that, immediately prior to the effective date of the Change in Control, it shall become fully exercisable for all of the shares of Common Stock at the time subject to this Option and may be exercised for any or all of those unexercised Option Shares as fully-vested shares of Common Stock.

B.                                    Immediately following the consummation of the Change in Control, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor Company (or Parent thereof).

C.                                    The portion of any Incentive Stock Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Stock Option only to the extent the applicable one hundred thousand dollar ($100,000) limitation (as discussed in Paragraph 16 below) is not exceeded.  To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

D.                                    This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7.                                      Adjustment in Option Shares.

A.                                    In the event any change is made to the Company’s outstanding Common Stock by reason of any stock split, stock dividend, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the total number of Option Shares subject to this Option, (ii) the number of Option Shares for which this Option is to be exercisable from and after each installment date specified in the Grant Notice and (iii) the Option Price payable per share in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

B.                                    If this Option is to be assumed in connection with a Change in Control described in Paragraph 6 or is otherwise to remain outstanding, then this Option shall be appropriately adjusted, immediately after such Change in Control, to apply and pertain to the number and class of securities which would have been issuable to the Optionee in the consummation of such

Change in Control had the option been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the Option Price payable per share, provided the aggregate Option Price payable hereunder shall remain the same.

8.                                      Privilege of Stock Ownership.  The holder of this Option shall not have any of the rights of a stockholder with respect to the Option Shares until such individual shall have exercised this Option and paid the Option Price.

9.                                      Manner of Exercising Option.

A.                                    In order to exercise this Option with respect to all or any part of the Option Shares for which this Option is at the time exercisable, Optionee (or in the case of exercise after Optionee’s death, the Optionee’s executor, administrator, heir or legatee, as the case may be) must take the following actions:

(i)                                     Execute and deliver to the Secretary of the Company a Notice of Exercise and/or Purchase Agreement, in a form then prescribed by the Company, for the Option Shares for which the option is exercised.

(ii)                                  Pay the aggregate Option Price for the purchased shares in one or more of the following alternative forms:

1.                                      full payment in cash or check; or

2.                                      any other form which the Plan Administrator may, in its discretion, approve at the time of exercise in accordance with the provisions of paragraph 15 of this Agreement.(1)

3.                                      payment in shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as defined below); or

4.                                      through a special sale and remittance procedure pursuant to which the Optionee is to provide irrevocable written instructions (a) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such purchase and (b) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to effect the sale transaction.

(iii)                               Furnish to the Company appropriate documentation that the person or persons exercising the option, if other than Optionee, have the right to exercise this Option.

(1) Authorization of a loan or installment payment method under such provisions may, under currently proposed Treasury Regulations, result in the loss of incentive stock option treatment under the Federal tax laws.

Except to the extent the sale and remittance procedure is utilized in connection with the exercise of this Option, payment of the Option Price must accompany the Notice of Exercise or Purchase Agreement delivered to the Company.

B.                                    For purposes of this Agreement, the “Exercise Date” shall be the date on which the executed Notice of Exercise or Purchase Agreement shall have been delivered to the Company.

C.                                    As soon after the Exercise Date as practical, the Company shall mail or deliver to Optionee or to the other person or persons exercising this Option a certificate or certificates representing the shares so purchased and paid for, with the appropriate legends affixed thereto.

D.                                    In no event may this Option be exercised for any fractional shares.

10.                               Compliance with Laws and Regulations.

A.                                    The exercise of this Option and the issuance of Option Shares upon such exercise shall be subject to compliance by the Company and the Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Company’s Common Stock may be listed at the time of such exercise and issuance.

B.                                    In connection with the exercise of this Option, Optionee shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of Federal and state securities laws.

11.                               Successors and Assigns.  Except to the extent otherwise provided in Paragraph 3 or 6 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Company.

12.                               Liability of Company.

A.                                    If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this Option shall be void with respect to such excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

B.                                    The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this Option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained.  The Company, however, shall use its best efforts to obtain all such approvals.

13.                               Notices.  Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company in care of the Corporate Secretary at its principal corporate offices.  Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated in the Grant Notice.  All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

14.                               Construction.  This Agreement and the Option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan.  All decisions of the Plan’s Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this Option.

15.                               Governing Law.  The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules.

16.                               Additional Terms Applicable to an Incentive Stock Option.  In the event this Option is designated an incentive stock option in the Grant Notice, the following terms and conditions shall also apply to the grant:

A.                                    This Option shall cease to qualify for favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) this Option is exercised for one or more Option Shares: (i) more than three (3) months after the date the Optionee experiences a Termination of Service for any reason other than Optionee’s total and permanent disability or (ii) more than one (1) year after the date the Optionee ceases to be an Eligible Individual by reason of Optionee’s total and permanent disability (as defined in Section 22(e)(3) of the Code).

B.                                    Should the exercisability of this Option be accelerated upon a Change in Control, then this Option shall qualify for favorable tax treatment as an Incentive Stock Option only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this Option first becomes exercisable in the calendar year in which the Change in Control occurs does not, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this Option or one or more other Incentive Stock Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed one hundred thousand dollars ($100,000) in the aggregate.  Should the applicable one hundred thousand dollar ($100,000) limitation be exceeded in the calendar year of such Change in Control, this Option may nevertheless be exercised for the excess shares in such calendar year as a Non-Statutory Stock Option.

C.                                    Should this Option be designated as exercisable in installments in the Grant Notice, then no installment under this Option (whether annual or monthly) shall qualify for favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Company’s Common Stock for which such installment first becomes exercisable hereunder will, when added to the aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Company’s Common Stock for which one or more other incentive stock options granted to the Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or any Parent or Subsidiary corporation) first become exercisable during the same calendar year, exceed one hundred thousand dollars ($100,000) in the aggregate.  Should such one hundred thousand dollar ($100,000) limitation be exceeded in any calendar year, this Option shall nevertheless become exercisable for the Option Shares in such calendar year as a Non-Statutory Stock Option.

D.                                    Should Optionee hold, in addition to this Option, one or more other options to purchase the Company’s Common Stock which became exercisable for the first time in the same calendar year as this Option, then the foregoing limitations on the exercisability of such options as Incentive Stock Options shall be applied on the basis of the order in which such options are granted.

17.                               Withholding.  Optionee hereby agrees to make appropriate arrangements with the Company, Parent or Subsidiary corporation employing Optionee for the satisfaction of all Federal, state, local or foreign income tax withholding requirements and other tax requirements applicable to the exercise of this Option (including FICA or employment tax obligation).  In the Company’s sole discretion, the Company may elect, and you hereby authorize the Company, to withhold from fully vested shares of Common Stock otherwise issuable to Optionee upon the exercise of this Option a number of whole shares of Common Stock in such amounts as the Company determines are necessary, at fair market value on the date of exercise, equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental tax income.